AMENDMENT NO. 1 TO THE
                       SHARE EXCHANGE AGREEMENT

     THIS AMENDMENT NO. 1 (this "Amendment") is hereby entered into this 25th day of May 1999, as an Amendment to that certain Share Exchange Agreement dated the 5th day of May 1998, (the "Agreement"), by and among LAXARCO HOLDING LIMITED, a company incorporated under the laws of the Republic of Cyprus ("Laxarco"), CARBON RESOURCES LIMITED, a company incorporated pursuant to the laws of the Republic of Cyprus, ("Carbon"), SYNERGY TECHNOLOGIES CORPORATION, previously known as AUTOMATED TRANSFER SYSTEMS CORPORATION, a Colorado corporation ("Synergy") and STONE CANYON RESOURCES, LTD. a company organized under the laws of the Province of Alberta, Canada ("Stone Canyon").

     WHEREAS, the parties, having entered into the Agreement, now wish to amend certain provisions of the Agreement and mutually agree to certain waivers of possible breaches thereunder.

     1. Paragraph C on page 2 of the Agreement is hereby amended in its entirety to read as follows:

          "C. Carbon holds a 100% interest in a Heads of Agreement executed by and between Laxarco and the Novocherkassk Plant of Synthetic
Products appended hereto as Schedule B; and"

     2. (a) Section 1.1(h) of the Agreement is hereby amended so that the first line thereof reads as follows: "'Successful Completion' means the successful completion of the 4 bbl per day pilot..."

     3. Section 1.3-K is hereby deleted in its entirety without any renumbering any of subsequent subsections.

     4. The parties hereto hereby understand, agree and acknowledge that the shares of Carbon to be delivered to Synergy pursuant to subsection (d) of
Section 12.1 of the Agreement have not been delivered as required thereby; and (b) the approvals required by Sections 6.1 (a) and (b) have not been delivered; however each such failure can and will be cured by the delivery thereof at the time of the execution of this Amendment

     5. The portion of Subsection (d) of Section 8.1 that begins with "save for the interest of Laxarco" and ends with "Schedule

     7. The first clause of subsection (v) of Section 8.1 of the Agreement is hereby amended to read as follows:

          "(v) since the Effective Date;"

     8. Concurrent with the execution hereof, Synergy shall deliver the documents required by Subsections (c) and (f) of Section 13.1 of the Agreement and thereby satisfy the requirements thereof.

     9.  Section 20.1 is hereby amended to include the following subsections:

          "(d) To Stone Canyon:

               Stone Canyon Resources, Ltd.
               1800 First Canadian Centre
               350 7th Avenue S.W.
               Calgary, Alberta

            (e)     To Carbon Resources:

               Carbon Resources Limited
               Office 302 Sotoun 2
               P.O. Box 2545
               Nicosta, Cyprus

10.  The following Section is hereby added in its entirety to the Agreement:

"23.01    Any dispute which may arise between the parties hereto under this
Agreement other than disputes relating to third party claims, shall be settled by an equitable rather than a strictly legal interpretation. In such cases, the parties will submit their differences to five arbiters: each party is to select one arbiter and the fifth to be selected by the arbiters named by the parties hereto. In the event of a disagreement among the arbiters,the decision will rest with the majority. The decision of the majority of the arbiters shall be binding upon the parties hereto without appeal and may be entered as a judgment in any court of competent jurisdiction. The arbiters will be relieved of all judicial formality and may abstain from the strict rules of law except that the parties shall have the right to engage in discovery as if the dispute were proceeding in a court of general jurisdiction in the State of Colorado.

23.02     Arbitration may be initiated by any of the parties (the
"Petitioner") by written notice to the other parties demanding arbitration and naming its arbiter. The other parties (the "Respondents") shall have ten business days after receipt of said notice within which to designate each of their respective arbiters. The fifth arbiter shall be chosen by the four arbiters named by the parties within ten business days thereafter and the arbitration shall be held at the place hereinafter set forth ten business days after the appointment of the fifth arbiter. Should the four arbiters not be able to agree on the choice of the fifth, then the third arbiter shall be chosen by the American Arbitration Association. If any the of Respondents does not name its arbiter within ten business days, the Petitioner may designate such party's arbiter. Arbitration shall take place in Denver, Colorado. The Petitioner and the Respondents each shall pay its own expenses in connection with the Arbitration. The expense of the arbiters shall be shared equally between the parties.

Except to the extent set forth in this Agreement, the Commercial Arbitration Rules of the American Arbitration Association shall govern any arbitration procedure hereunder."

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

SIGNED, SEALED and DELIVERED
BY LAXARCO HOLDING LIMITED
in the presence of:


                                        /s/ Panyaiota Pifani

                                        LAXARCO HOLDING LIMITED


SIGNED, SEALED and DELIVERED
by CARBON RESOURCES LIMITED
in the presence of:



/s/ Janet Leslie                        /s/ Jacqueline Danforth
                                        CARBON RESOURCES LIMITED


SIGNED, SEALED and DELIVERED
BY SYNERGY TECHNOLOGIES CORPORATION
in the presence of:



/s/ Janet Leslie                        /s/ Camerson Haworth
                                        SYNERGY TECHNOLOGIES
                                        CORPORATION

SIGNED, SEALED and DELIVERED
BY STONE CANYON RESOURCES, LTD.
in the presence of:



/s/ Janet Leslie                        /s/ Jacqueline Danforth
                                        STONE CANYON
                                        RESOURCES, LTD.